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                                                                     EXHIBIT 5.1


                                McCarthy Tetrault
              BARRISTERS & SOLICITORS O PATENT & TRADE MARK AGENTS

                         P.O. BOX 10424, PACIFIC CENTRE
                         SUITE 1300, 777 DUNSMUIR STREET
                         VANCOUVER, B.C., CANADA V7Y 1K2

                            FACSIMILE (604) 643-7900
                            TELEPHONE (604) 643-7100

                                February 1, 1999


Ritchie Bros. Auctioneers Incorporated
9200 Bridgeport Road
Richmond, B.C. V6X 1S1
CANADA

Dear:

        Re: Registration Statement on Form S-8 of Common Shares, Without Par Value, of Ritchie Bros. Auctioneers Incorporated (the "Company")

        We have acted as Canadian counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to 50,000 Common Shares, without par value (the "Shares"), which may be purchased by the Trustee for and on behalf of the participating employees pursuant to the Ritchie Bros. Auctioneers Incorporated 1999 Employee Stock Purchase Plan (the "Plan"). We have relied on an officer's certificate provided by the Company and have examined the Registration Statement and such resolutions, documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion we are assuming the following:

        (a) the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures; and

        (b) The Shares are part of the 16,548,666 common shares of the Company issued and outstanding as of the date of this opinion.

        Based upon and subject to the foregoing, we are of the opinion that the Shares subject to the Registration Statement have been validly issued and fully paid and non-assessable.

        In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the laws of Canada and the laws of the Province of British Columbia.

        The opinions expressed herein are provided exclusively for the benefit of the Company and may not be relied upon by any other persons without our express written consent.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                            Yours truly,

                                            /s/ McCarthy Tetrault